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                                                                   EXHIBIT 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106043) of FormFactor, Inc. of our report dated March 17, 2004, except for Note 14, as to which the date is November 29, 2004, relating to the consolidated financial statements and our report dated March 17, 2004 relating to the financial statement schedule, which appear in this Amended Annual Report on Form 10-K/A.


/s/ PricewaterhouseCoopers LLP

San Jose, California
November 29, 2004